EXHIBIT 99.1

Sun Healthcare Group, Inc.
Announces Settlement with State of California

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

          Irvine, Calif. (Sept. 14, 2005) - Sun Healthcare Group, Inc. (NASDAQ: SUNH) today announced that it had reached agreement with the Bureau of Medi-Cal Fraud and Elder Abuse of the Office of the Attorney General of the State of California on a revised Permanent Injunction and Final Judgment (the "revised Permanent Injunction") relating to the inpatient operations of Sun's subsidiaries in California. This agreement concludes a more than two-year investigation by the BMFEA of alleged violations by Sun of an existing Permanent Injunction and Final Judgment entered in 2001, including allegations relating to inadequate staffing, training and supervision. The revised Permanent Injunction, among other things, requires adherence by Sun's subsidiaries to certain clinical practices specified in the revised Permanent Injunction, compliance with staffing requirements and payment of a civil monetary penalty and the costs of the BMFEA's investigation, which aggregate $2.5 million.

          "We believe that we are, and have been, in compliance with all applicable laws, reflecting our commitment to ethical care and quality of life for our patients and residents," said Rick Matros, Sun's chief executive officer, "but also believe that putting this matter behind us now is the right decision for our patients, our company, our employees and our stockholders. This two-year process, which has just concluded, has been a long and arduous journey that entailed the resolution of a long list of complicated issues."

          Mr. Matros also noted that the amount payable to the BMFEA will be paid on a quarterly basis over two years, commencing in October 2005, and has been fully reserved.

About Sun Healthcare Group, Inc.

          Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, medical staffing through CareerStaff Unlimited, Inc., home care through SunPlus Home Health Services, Inc., and medical laboratory and mobile radiology services through SunAlliance Healthcare Services, Inc.

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          Statements made in this release that are not historical facts, including our estimates regarding financial performance in 2005, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; our ability to generate cash flow sufficient to operate our business; our ability to integrate the operations of Peak Medical Corporation when that acquisition is completed; increasing labor costs and the shortage of qualified healthcare personnel; and our ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available at Sun's web site, www.sunh.com.

           The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments